Exhibit 11 under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A No. 33-21321) and the related Prospectus of Hibernia Funds (comprising respectively, Hibernia Capital Appreciation Fund, Hibernia Louisiana Municipal Income Fund, Hibernia Mid Cap Equity Fund, Hibernia Total Return Bond Fund, Hibernia U.S. Government Income Fund, Hibernia Cash Reserve Fund and Hibernia U.S. Treasury Money Market Fund) dated October 31, 1998 and to the incorporation by reference therein of our report dated October 14, 1998 on the financial statements and financial highlights of Hibernia Funds (previously Tower Mutual Funds) included in its Annual Report to Shareholders for the year ended August 31, 1998.




/s/ Ernst & Young LLP
    Ernst & Young LLP

Pittsburgh, Pennsylvania
October 27, 1998